EXHIBIT 10.9

                                 LOAN AGREEMENT
                                 --------------

         This Loan Agreement (this "AGREEMENT") dated as of January 26, 2005 among Teckn-O-Laser Company/Compagnie Teckn-O-Laser, a corporation amalgamated under the laws of Nova Scotia ("BORROWER"), Adsero Corp. ("ADSERO"), YAC Corp. ("YAC"), 3091732 Nova Scotia Company ("CALLCO"), 3091503 Nova Scotia Company ("TAC"), Compagnie Teckn-O-Laser Global/Teckn-O-Laser Global Company ("TOLG") and TecknoLaser USA Inc. ("TOL USA") (collectively "GUARANTORS") and Barrington Bank International Limited, a Bahamian banking company ("LENDER").

                                    RECITALS
                                    --------

         A. Lender has agreed to make a loan to Borrower pursuant to the terms and conditions contained herein.

         B. Borrower's obligations under the Loan will be secured by, among other things, a hypothec (the "BORROWER'S HYPOTHEC") over the universality of the Borrower's assets and property, immovable, real, personal and movable, tangible and intangible, present and future (the "COLLATERAL"). This Agreement, the Borrower's Hypothec, the Guaranty Agreements and any other documents evidencing or securing the Loan or the Guaranty Agreements or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS".

         C. A list of certain defined terms used in this Agreement appears on the attached Schedule II.

         Now, therefore, in consideration of the foregoing and the mutual conditions and agreements contained herein the parties agree as follows:

                                    ARTICLE 1
                                    THE LOAN
                                    --------

         1.1 Disbursements. On the Closing Date (as such term is defined in the Funding and Pay-Off Agreement), and subject to the terms and conditions of this Agreement (and in particular of Article 3) and the Funding and Pay-Off Agreement, Lender shall disburse to Borrower the proceeds of the Loan in the amount of CDN$2,000,000 (the "LOAN"). All payments to be made by Borrower, any other Borrower Party or any other Person to Lender in respect of the Loan, including all principal and interest thereon, shall be made in the lawful currency of Canada and shall be made by wire transfer in immediately available funds in the manner set forth in Section 1.5 hereof.

         1.2 Loan Term. The Loan shall mature on the day which is five (5) years and one (1) day following disbursement of the Loan or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "MATURITY DATE").

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         1.3 Interest Rate.

         1.3.1 Interest Rate. Borrower shall pay interest on the outstanding principal balance of the Loan at a fixed rate per annum equal to 12% during the first 12 months of the term of the Loan and at a fixed rate per annum equal to 20% thereafter (the "INTEREST RATE").

         1.3.2 Calculation Method. Interest for the Loan shall be computed on the basis of a 360-day year and charged for the actual number of days elapsed. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360-day year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360. Borrower hereby acknowledges that Interest on the Loan is to be calculated by Lender on the basis of a 360-day year and is fully aware that such calculations result in an accrual and/or payment of interest in amounts greater than corresponding interest calculations based on a 365-day year.

         1.4 Interest Payments. Borrower shall make interest payments quarterly in arrears (a) commencing on March 31, 2005 and on the last day of each subsequent fiscal quarter (June 30, September 30, December 31 and March 31) until the Maturity Date and (b) ending on the Maturity Date, in each case, computed on the outstanding principal balance of the Loan together with any unpaid interest at the applicable Interest Rate.

         1.5 Method of Payments. Borrower shall make each payment under this Agreement not later than 11:00 a.m. (Montreal time) on the day when due in immediately available funds in the lawful currency of Canada by wire transfer to the Lender at the following account or, upon five (5) days prior written notice by the Lender to the Borrower, to such other account indicated in such notice:

         Correspondent Bank:            CIBC TORONTO
                                        CORRESPONDENT BANKING
                                        RELATION & SERVICE
                                        COMMERCE COURT, 10TH FLOOR
                                        TORONTO, ON M5LK 1A2
                                        CANADA
         Cash a/c #:                    724819
         Swift Code:                    CIBCCATT

         Beneficiary Bank:              THE BANK OF BERMUDA LIMITED, HAMILTON,
                                        BERMUDA
         Chips UID:                     005584
         Swift Code:                    BBDA BMHM

         For Further Credit To:         BARRINGTON BANK INTERNATIONAL LIMITED
                                        ACCOUNT NUMBER: 0263830

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         1.6 Default and Acceleration. Upon the occurrence of an Event of
Default, (a) the principal sum of the Loan outstanding from time to time, and
(b) interest, default interest, late charges, prepayment charges (including, without limitation, the Prepayment Fee) and other sums due under this Agreement and (c) without duplication, any and all amounts due to Lender under the Loan Documents (the sums referred to in (a), (b) and (c) above, collectively, the "DEBT") may be declared due and payable at the option of Lender in the manner provided in Article 8 hereof. Unless payments are made in the amount and as required hereunder, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available as specified herein and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only.

         1.7 Default Interest. Borrower hereby agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) (i) during the first 90 days after such Default, the Interest Rate plus 3%, and (ii) during the period after the first 90 days after such Default, the Interest Rate plus 6%, and (b) the maximum interest rate which Borrower may by law pay (the "DEFAULT RATE"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

         1.8 Deferred Interest Payments. In the event that Borrower is not permitted under the terms of the Intercreditor Agreement to make all or part of any interest payment as and when due in accordance with the terms of this Agreement, Lender hereby agrees that it shall not declare the Debt to be immediately due and payable, provided that (i) the Debt, including for greater certainty any and all interest that is due and that remains unpaid, shall bear interest at the Default Rate in accordance with Section 1.7 hereof until all unpaid interest is paid in full, (ii) Borrower shall pay all unpaid interest (including interest thereon) from time to time as and when such payment shall be permitted under the terms of the Intercreditor Agreement, and (iii) notwithstanding the terms of the Intercreditor Agreement, no interest payment shall remain unpaid for a period of more than 180 days from the initial scheduled interest payment date. In the event of a default of any of the foregoing, Lender shall be entitled to declare the Debt immediately due and payable and shall be permitted to exercise all of its rights and recourses under this Agreement.

         1.9 Savings Clause. It is the intention of Borrower and Lender to conform strictly to the usury and similar laws relating to interest from time to time in force (including in particular the Criminal Code (Canada)), and all agreements between Lender and Borrower, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest hereunder or under the other Loan Documents result in a receipt by the Lender of interest at a criminal rate (as such term is construed under the Criminal Code (Canada)), or otherwise exceed the maximum permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If from any possible construction of any document, interest would otherwise be payable

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hereunder or under the other Loan Documents in excess of the Maximum Amount, or in the event for any reason whatsoever any payment by or act of Borrower pursuant to the terms or requirements hereof or the other Loan Documents shall result in the payment of interest which would exceed the Maximum Amount, then any such construction shall be subject to the provisions of this Section, and ipso facto such document shall be automatically reformed, without the necessity of the execution of any amendment or new document, so that the obligation of Borrower to pay interest or perform such act or requirement shall be reduced to the limit authorized under the applicable laws, and in no event shall Borrower be obligated to pay any interest, perform any act, or be bound by any requirement which would result in the payment of interest in excess of the Maximum Amount. Any amount received by Lender in excess of the Maximum Amount shall, without further agreement or notice between or by any party hereto, be deemed applied to reduce the principal sum hereof immediately upon receipt of such moneys by Lender, with the same force and effect as though Borrower has specifically designated such sums to be applied to principal prepayment. The provisions of this Article shall supersede any inconsistent provision of this Agreement or any other Loan Document.

         1.10 Late Charge. If any sum payable under this Agreement or the Loan Documents is not paid prior to the 5th Business Day after the date on which it is due (except for any failure to pay the amounts due under this Agreement at maturity), Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. The amount thereof shall be secured by the Loan Documents.

         1.11 Waivers. Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of the Loan or any installment hereof, and no alteration, amendment or waiver of any provision of this Agreement or any of the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Agreement or any of the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Agreement or the other Loan Documents.

         1.12 Prepayments of Loan. The Loan may be prepaid by Borrower in whole or in part, for any reason, at any time following the Closing Date upon not less than 30 and not more than 60 days prior written notice to Lender specifying the date on which the prepayment is to be made (the "PREPAYMENT DATE"). All prepayments of the Loan, whether pursuant to this Section 1.12, upon the occurrence of an Event of Default, or otherwise, shall include full payment of the Prepayment Amount. "PREPAYMENT AMOUNT" shall mean: (1) an amount equal to the principal amount of the Loan being prepaid by Borrower (the "PRINCIPAL REPAYMENT"); plus (2) all accrued and unpaid interest and all other sums due under the Loan Agreement and other Loan Documents relating to the Principal Repayment; plus (3) the Prepayment Fee, plus (4) all other charges payable in connection with a prepayment of the Loan. The "PREPAYMENT FEE" shall mean an amount equal to (1) if the Prepayment Date occurs prior to the one (1) year anniversary of the Loan, the amount that would have been paid to Lender in Interest on account of the Principal Repayment from the Prepayment Date to the one (1) year anniversary of the Loan, (2) if the Prepayment Date occurs thereafter, that there shall be no Prepayment Fee for any prepayment of the Loan.

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

         Lender shall not be obligated to accept prepayment of the principal balance of the Loan unless it is accompanied by the sums referenced in clauses
(1) through (4) inclusive. BORROWER ACKNOWLEDGES AND AGREES THAT THE PREPAYMENT FEE REPRESENTS A REASONABLE AND FAIR ESTIMATE OF COMPENSATION FOR THE LOSS THAT LENDER MAY SUSTAIN FROM THE PREPAYMENT OF THE LOAN.

         1.13 Conversion Right. At any time and from time to time after the six month anniversary of the date hereof, Lender shall have the right to convert the remaining principal balance plus accrued and unpaid interest thereon of the Loan into common shares of Adsero, at a conversion price of US$1.00 per share. Adsero shall, at all times while any principal amount of the Loan remains outstanding, and from time to time as may be necessary, reserve out of its authorized but unissued share capital a sufficient number of common shares to permit the conversion of the full principal amount of the Loan into common shares of Adsero. Adsero covenants that all securities, including the common shares to be issued upon exercise of the conversion right will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from pre-emptive rights, adverse claims and all taxes, Liens (save and except for any restrictions as may be imposed by securities regulatory authorities) and charges caused or created by Adsero with respect to the issuance thereof. Adsero will use its best efforts to cause prompt compliance with all applicable securities laws regulating the offer and delivery of common shares upon conversion of any part of the principal amount of the Loan, if any. The common shares to be issued and delivered upon exercise of the conversion right shall be validly created, authorized and issued as fully paid and non-assessable securities in the capital of Adsero. All necessary corporate action has been taken by Adsero to allot and authorize the issuance of the common shares to be issued in connection with the conversion right.

                                    ARTICLE 2
                                    SECURITY
                                    --------

         2.1 Security. As general and continuing collateral security for the performance by the Borrower of its present and future obligations under this Agreement and the Loan Documents to which the Borrower is a party including, without limitation, the obligation of the Borrower to repay all amounts in principal, interest, fees and accessories and interest on arrears of interest, upon the terms provided for hereunder, the Borrower shall have provided and delivered to the Lender, in form and substance satisfactory to the Lender, an executed copy of the Borrower's Hypothec, an executed copy of a general security agreement under the laws of the Province of Nova Scotia and such additional Security as the Lender may reasonably require over the assets of the Borrower. Borrower undertakes and covenants to execute such further instruments and documents and to do all such things as the Lender shall require to ensure that the Security Documents secure said obligations.

         2.2 Guaranty Agreements. Borrower shall cause each of the Guarantors so requested by Lender, to (a) guaranty in favour of the Lender the prompt and complete payment and performance of all obligations of Borrower under the Loan and the Loan Documents by executing guaranty agreements ("GUARANTEE AGREEMENTS"), and (b) provide in favour of the Lender a hypothec and/or general security agreement and/or any other instrument, document or agreement which the Lender may reasonably require over a universality of such Guarantors' assets and property, immovable, real, personal and movable, tangible and intangible, present and future, in each case in form and substance satisfactory to the Lender.

         2.3 Registration and Validity. Borrower acknowledges and agrees that the Lender may register, file or record the Security Documents and may renew same from time to

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time, in each case at the expense of Borrower, in all jurisdictions and offices where such registration, filing or recording is necessary or of advantage, in the Lender's sole discretion, to the creation, perfection and preserving of the hypothecs, security interests or guarantees arising pursuant to such Security Documents. Borrower acknowledges and agrees that each Security Document shall remain valid and in force at all times.

         2.4 Subordination. Borrower acknowledges and agrees that the Security contemplated in Sections 2.1 and 2.2 hereof shall at all times be first-ranking security, subject only to the Senior Loan, pursuant to the Intercreditor Agreement.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT
                              --------------------

         Lender's obligation to disburse the Loan is subject to satisfaction, on or prior to January 28, 2005, of all of the following conditions.

         3.1 Senior Loan. There shall be no change to the terms of, or any default under, the Senior Loan. Borrower shall have obtained, and shall have delivered copies thereof, of waivers and/or consents from Senior Lender for all past or existing breaches of covenants under the Senior Loan Documents.

         3.2 Loan Documents. Lender shall have received the Loan Documents and the Security Documents, duly executed by the Borrower Parties party thereto all in form and substance satisfactory to Lender.

         3.3 Shares. Lender shall have received 200,000 validly issued, non-assessable and fully paid common shares in the share capital of Adsero, which shares will be included in a registration statement filed under the U.S. Securities Act of 1933, as amended, within 90 days following the date hereof.

         3.4 Legal Opinion. Lender shall receive a legal (corporate, enforceability and perfection of all Loan Documents) opinion from Borrower's and Guarantors' counsel in form and substance reasonably satisfactory to Lender, together with search reports for registered Liens.

         3.5 Corporate Documents. Lender shall have received the following documents, all in form and substance satisfactory to Lender:

                  (a) certified copies of the organizational documents of Borrower and each Guarantor;

                  (b) certificates of good standing in respect of Borrower and each Guarantor, in all relevant jurisdictions;

                  (c) certified copies of resolutions authorizing the transactions contemplated in this Agreement and the other Loan Documents and of the documents attesting to the authenticity of the signatures of the persons acting on behalf of Borrower and each Guarantor;

                  (d) a certificate evidencing the insurance coverage required to be maintained by Borrower pursuant to this Agreement; and

                  (e) an Intercreditor Agreement, duly executed by the Senior Lender.

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         3.6 Funding and Pay-Off Agreement. The conditions to the disbursement of the Loan set forth in the Funding and Pay-Off Agreement shall have been satisfied.

         3.7 Equity Financing. Adsero shall have completed, on or prior to the date hereof, a financing by way of the issuance of shares (the "EQUITY FINANCING") in an amount not less than $750,000, the proceeds of which Equity Financing are to be used solely for the purposes set forth in the Funding and Pay-Off Agreement dated as of the date hereof by and among certain of the parties hereto and Caisse de depot et placement du Quebec ("CDP").

         3.8 Additional Items. Lender shall have received such other items as Lender may reasonably require.

                                    ARTICLE 4
                                      TAXES
                                      -----

         4.1 Taxes.

                  (a) Any and all payments by or on behalf of Borrower hereunder or under any other Loan Document shall be made, in accordance with this Section 4.1, free and clear of and without deduction for any and all present or future Taxes (excluding Taxes imposed on or measured by the net income or capital of Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document (excluding Taxes imposed on or measured by the net income or capital of Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof), (i) the sum payable shall be increased as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 4.1), Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) Borrower shall make such withholdings and deductions, and (iii) Borrower shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income or capital of Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 4.1, it shall notify Borrower thereof.

                  (c) Borrower hereby indemnifies Lender for the full amount of Taxes (excluding Taxes imposed on or measured by the net income or capital of the Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof but including any

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Taxes imposed by any jurisdiction on amounts payable by Borrower under this
Section 4.1) paid by Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Each payment under this indemnification shall be made within ten (10) days after Lender makes written demand therefor.

         4.2 Capital Adequacy; Increased Costs; Illegality.

                  (a) If Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by the Lender pay to Lender, additional amounts sufficient to compensate Lender for such reduction; provided, however, that Borrower shall only be liable to so compensate Lender during the period commencing the later of ninety (90) days prior to the date Borrower was notified by Lender of the need for such compensation, and (y) the date the need for such compensation actually arose, and continuing for so long thereafter as Lender requires such compensation. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall be presumptive evidence of the matters set forth therein.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining the Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost; provided, however, that Borrower shall only be liable to so compensate Lender during the period commencing the later of ninety (90) days prior to the date Borrower was notified by Lender of the need for such compensation, and (y) the date the need for such compensation actually arose, and continuing for so long thereafter as Lender requires such compensation. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be presumptive evidence of the matters set forth therein. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 4.2.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  As an inducement to Lender to disburse the Loan, Borrower and Guarantors hereby represent and warrant, on a solidary (joint and several) basis, as follows, which representations and warranties shall be true as of the Closing Date and shall remain true throughout the term of the Loan:

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         5.1 Borrower's Existence. Borrower is a corporation duly incorporated under the laws of the Province of Nova Scotia. Borrower is duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, and is in good standing and is authorized to do business in each province, state or other jurisdiction where it carries on business including, without limitation, the Province of Quebec. The Loan Documents have each been duly authorized, executed and delivered by Borrower and each constitutes the duly authorized, valid and legally binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by equity principals (regardless of whether enforcement is sought in equity or law).

         5.2 Borrower's Structure and Ownership. Exhibit B is a true and correct structure chart depicting the ownership (direct and indirect) of Borrower and Guarantors. Each of the Persons identified on Exhibit B own, or will own after consummation of the transactions described in the Funding and Pay-Off Agreement, their respective shares and other interests in Borrower and Guarantors (other than Adsero) (direct and indirect) free and clear of all Liens (save and except for a Lock-Up Agreement dated January 2, 2005, between 9144-6773 Quebec Inc., 9144-6906 Quebec Inc., TAC, Adsero, YAC and Callco, and other restrictions which may be imposed by applicable securities regulatory authorities), claims and encumbrances. As of the Closing Date, neither Borrower nor any of the Guarantors have any subsidiaries, are engaged in any joint venture or partnership with any other Person, and other than as set for in Exhibit C are an Affiliate of any other Person. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or Guarantors may be required to issue, sell, repurchase or redeem any shares of Borrower or Guarantors.

         5.3 Organizational Documents. A true and complete copy of the certificate of incorporation, articles and by-laws of Borrower and each of the Guarantors (collectively, the "ORGANIZATIONAL AGREEMENTS") have been furnished to Lender. No breach exists under the Organizational Agreements and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Organizational Agreements.

         5.4 Other Agreements. Borrower is not in default under any contract, agreement or commitment to which it is a party including, without limitation, under any of the Senior Loan Documents and, specifically, the financial ratio covenants set forth therein. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (a) violate any provisions of law or any applicable regulation, order or other decree of any Governmental Authority, or (b) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any material agreements to which it is a party. There are no outstanding options to purchase, rights of first offer or refusal or other rights to acquire ownership of all or any portion of the Collateral.

         5.5 Borrower's Taxes. All federal, provincial and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower has been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof. Proper and accurate amounts have been withheld by Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, provincial, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Exhibit C sets forth as of the Closing Date (i)

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those taxation years that have not yet been assessed by the Canada Revenue
Agency or the applicable provincial, local or foreign Governmental Authorities,
(ii) the taxation years that are currently being audited by the Canada Revenue Agency or any other applicable Governmental Authority and (iii) any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding and (iv) the most recent taxation year that an audit by Canada Revenue Agency or the applicable provincial, local or foreign Governmental Authorities has been completed. Except as described in Exhibit C, as of the Closing Date, Borrower has not executed or filed with the Canada Revenue Agency or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrower and their respective predecessors are not liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower's and Guarantors' knowledge, as a transferee.

         5.6 Litigation. Except as set forth in Exhibit D and in Adsero's periodic filings with the Securities and Exchange Commission including and after Adsero's last Form 10-KSB, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's and Guarantors' knowledge, threatened against or relating to Borrower, Guarantors or any of their respective property, assets, or business. No such litigation, arbitration or other proceeding or governmental investigation could reasonably be expected to cause a Material Adverse Change.

         5.7 Senior Loan Documents. Borrower and Guarantors have furnished Lender with a true and complete copy of all documents relating to the Senior Loan.

         5.8 Accuracy. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or Guarantors contains any untrue statement of a material fact or omits to state a material fact which could reasonably be expected to affect Lender's decision to make the Loan.

         5.9 Solvency. Neither Borrower nor any Guarantor are insolvent and there has been no: (a) assignment made for the benefit of the creditors of any of them; (b) appointment of a receiver for any of them or for the property of any of them; or (c) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

         5.10 Financial Condition/No Change. Borrower and Guarantors have heretofore delivered to Lender copies of the most current audited annual financial statements of Borrower and Guarantors. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of Borrower and Guarantors as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no Material Adverse Change in the business, operations, credit, prospects or financial condition of Borrower or Guarantors. Neither Borrower nor Guarantors have any material contingent liabilities not provided for or disclosed in said financial statements.

         5.11 No Broker. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

         5.12 Environmental. The business carried on and the property owned or used at any time by Borrower have at all times been carried on, owned or used in compliance with all Environmental Laws. Borrower is not subject to any proceedings alleging the violation of any Environmental Law, and no part of its business or property is the subject of any proceeding to evaluate whethe remedial action is needed as a result of the release from or presence of any hazardous substance on any lands owned or occupied by it, and there are no circumstances that could reasonably be expected to give rise to any such proceedings or to any liability related to any such release or presence on any lands used in or related to the business or property of Borrower or on any lands on which Borrower has disposed or arranged for the disposal of any materials arising from the business carried on by it, or regarding the violation of any Environmental Law by Borrower or by any other person for which it is responsible. All hazardous substances disposed of, treated or stored on lands owned or occupied by Borrower have been disposed of, treated and stored in compliance with all Environmental Laws. There are no proceedings and, to the knowledge of Borrower or Guarantors, there are no circumstances or material facts which could give rise to any proceeding in which it is or could be alleged that any of the Borrower Parties are responsible for any domestic or foreign clean up or remediation of lands contaminated by hazardous substances or for any other remedial or corrective action under any Environmental Laws.

         5.13 Property and Assets. The real or immoveable property ("REAL ESTATE") listed in Exhibit F constitutes all of the real or immoveable property currently owned, leased, subleased, or used by Borrower and Guarantors. Borrower and each Guarantor, as the case may be, owns good and marketable title to all of its owned Real Estate, and has valid and marketable leasehold interests in all of its leased Real Estate, all as described on Exhibit F, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Lender have been delivered to Lender. Borrower and each Guarantor, as the case may be, has good and marketable title to, or valid leasehold interests in, all of its movable and personal property and assets. As of the date hereof, save as set forth in Exhibit F annexed hereto, none of the properties and assets of Borrower or any Guarantor are subject to any Liens, title defects or restrictions other than Permitted Liens and there are no facts, circumstances or conditions known to Borrower or any Guarantor that may result in any Liens (including Liens arising under Environmental Laws), title defects or restrictions other than Permitted Liens on any such properties or assets. No portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.

         5.14 Employees. As of the Closing Date: (a) no strikes or other material labour disputes against Borrower are pending or, to Borrower's or any Guarantor's knowledge, threatened; (b) hours worked by and payment made to employees of Borrower comply with each federal, provincial, local or foreign law applicable to such matters; (c) Borrower has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes; (d) except as has been delivered to Lender and is listed on Exhibit E, Borrower is not party to or bound by any collective bargaining agreement, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement; (e) there is no organizing activity involving Borrower or, to Borrower's or any Guarantor's knowledge, threatened by any labour union or group of employees; (f) there are no certification applications or representative proceedings pending or, to Borrower's or any Guarantor's knowledge, threatened with any labour relations board, and no labour organization or group of employees of Borrower has made a pending demand for certificate; and (g) there are no material complaints or charges against Borrower pending or, to the knowledge of Borrower or any Guarantor, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual.

         5.15 Intellectual Property. Borrower and each Guarantor owns, or is licensed to use, all proprietary rights provided in law to all patents, trademarks, service marks, trade names, copyrights, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property (collectively, "INTELLECTUAL PROPERTY") necessary to permit them to conduct their business, except where the failure to do so would not result in a Material Adverse Change. To the knowledge of Borrower or any Guarantor, neither Borrower nor any Guarantor has interfered with or infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties and neither Borrower nor any Guarantor has received any complaint, claim, demand or notice alleging any such interference, misappropriation or violation.

         5.16 True and Complete Disclosure. The information, reports, financial statements and documents furnished or to be furnished by or on behalf of Borrower or any Guarantor to Lender in connection with the negotiation, preparation, execution, delivery or performance of the Loan Documents, do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, not misleading. Neither Borrower nor any Guarantor has any material information or knowledge of any facts relating to it or their respective business which, if known to the Lender, might reasonably be expected to deter Lender from entering into this Agreement and making the Loan on the terms and conditions contemplated therein.

                                   ARTICLE 6
                              AFFIRMATIVE COVENANTS
                              ---------------------

         6.1 Conduct of Business. Borrower shall carry on and conduct its business in a proper, efficient and businesslike manner, in accordance with good business practice; take all reasonable action to obtain and maintain in full force and effect all rights, privileges, franchises, permits, licenses and governmental or regulatory approvals necessary or desirable in the conduct of its business, the absence of which could constitute a Material Adverse Change.

         6.2 Performance of Obligations. Borrower shall promptly pay when due all Debt and shall promptly perform all other obligations of Borrower to Lender under the Loan Documents (collectively with the Debt, the "Obligations").

         6.3 Taxes and Other Obligations. Borrower shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Collateral (collectively, "IMPOSITIONS"); provided, however, that Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Impositions, so long as: (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest or object to any such Impositions; (b) such contest stays the enforcement or collection of the Impositions or any lien created; and (c) Borrower has posted any security required therefor. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Collateral and shall promptly discharge any unpermitted Lien or encumbrance.

         6.4 Insurance. Borrower shall keep all of its assets and property insured and shall maintain commercial general liability coverage, and such other coverages required by the Senior Loan Documents (including, but not limited to, earthquake coverage and insurance against flood), by insurers, in amounts and in the form specified in the Senior Loan Documents, copies of which have been furnished to Lender. Copies of all insurance policies in respect of the Collateral have been delivered to Lender, and Borrower shall deliver to Lender any amendments, renewals, or modifications to the insurance policies within 15 days of any such amendments, renewals, or modifications. At the request of the Lender at any time during the term of the Loan, Lender shall be named as an additional insured and as a loss payee under Borrower's casualty insurance policy, subject to the rights of the Senior Lender. In case of loss or damage by fire or other casualty, Borrower shall give prompt written notice thereof to the insurers and to Lender and, casualty insurance proceeds that are not applied to reduce the Senior Loan or restore the assets in accordance with the Senior Loan Documents shall be applied to reduce the Loan or restore the assets as determined by Lender.

         6.5 Preservation and Maintenance of Assets. Borrower shall: (a) not commit waste or permit impairment or deterioration of its assets; (b) not abandon its assets; (c) keep its assets in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of its assets to the equivalent of its current condition; and (d) give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect its assets, the security or right of Lender granted by the Loan Documents or the rights or powers of Lender. Borrower shall not remove, demolish or alter its assets, except to the extent that such action could not reasonably be expected to cause a Material Adverse Change.

         6.6 Inspection. Borrower will furnish the Lender all information, documents and records and allow any enquiry, study, audit or inspection that the Lender may reasonably request in connection with the business, financial condition, property, assets or prospects of any of the Borrower Parties, or to verify compliance with the obligations of any of the Borrower Parties under any Loan Document.

         6.7 Books and Records. Borrower shall keep and maintain at all times at its address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of its operations and business and to provide the financial statements required to be provided to Lender pursuant to Section 6.8 below and upon request copies of all written contracts, correspondence, reports of Senior Lender's independent consultant and other documents affecting its assets. Lender and its designated agents shall have the right to inspect and copy any of the foregoing.

         6.8 Financial Statements; Balance Sheets.

         6.8.1 Annual Reports. Borrower and Guarantors will deliver to the Lender the following, as soon as available and, in any event, no later than the earlier of (i) the delivery of the following to Senior Lender or (ii) the date that is 5 days after the filing of the following (or date required for filing) by Adsero:

                  (a) audited annual financial statements of Adsero, on a consolidated basis (if applicable), audited by a major U.S. accounting firm acceptable to the Lender; and

                  (b) such other financial statements, reports and projections as are delivered to Senior Lender on an annual basis (no later than the delivery thereof to Senior Lender).

         6.8.2 Quarterly Reports. (a) Borrower and Adsero will deliver to the Lender, as soon as possible and, in any event no later than the periodic filings made (or required of) by Adsero (excluding for the fourth quarter), the unaudited financial statements of Borrower and

Adsero for the relevant fiscal quarter, on a consolidated basis (if applicable), together with a comparison to budget and to the corresponding quarter of the previous fiscal year and (b) such other financial statements, reports and projections as are delivered to Senior Lender on an annual basis (no later than the delivery thereof to Senior Lender).

         6.8.3 Monthly and Annual Operating Statements. Borrower and Adsero will deliver to the Lender, as soon as possible and, in any event within ten (10) Business Days after the end of each month, a monthly financial statement package containing the same information and statements as required under the Senior Loan Documents, including a report as to the Borrower's compliance with all of its financial ratio covenants pursuant to the Senior Loan.

                  Lender agrees to maintain all of the above information as confidential and not to trade shares of Adsero upon acquiring such information in accordance with U.S. Federal Disclosure regulations.

         6.8.4 Periodic Reporting. Borrower and Guarantors will promptly deliver to the Lender any auditor letter highlighting issues or deficiencies that, if not addressed or corrected, could result in a Material Adverse Change. Borrower and Guarantors will also furnish the Lender all securities filings by Adsero within 5 Business Days of the filing thereof with the Securities and Exchange Commission, and all other information, documents and records and allow any enquiry, study, audit or inspection that the Lender may, with a three (3) day prior written notice, reasonably request in connection with the business, financial condition, property, assets or prospects of any of the Borrower Parties, or to verify compliance with the obligations of any of the Borrower Parties under any Loan Document.

         6.8.5 Late Penalty. If Borrower shall be in default of any of its obligations to deliver any report, statement, or other delivery in this Section
6.8 within 15 days of the required delivery date, Borrower shall pay Lender a penalty of CDN$100 per day, together with Interest thereon at the Interest Rate, for each day that the required deliveries remain outstanding.

         6.9 Use of Proceeds. The proceeds of the Loan shall be used by the Borrower Parties as set forth in the Funding and Pay-Off Agreement. The Borrower Parties hereby acknowledge and accept the directions and flow of funds set forth in the Funding and Pay-Off Agreement.

         6.10 Notice of Litigation, Default or Equity Contribution. Borrower shall promptly provide Lender with:

                  (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's or Guarantors' knowledge, threatened against or relating to Borrower or Guarantors where the amount in question exceeds CDN$25,000;

                  (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower or Guarantors;

                  (c) written notice of any default under the Senior Loan Documents within (i) 2 Business Days of Borrower's receipt of such written notice of default from the Senior Lender if such default (if uncured or unwaived, and assuming all notice requirements were satisfied) would entitle Senior Lender to accelerate obligations under the Senior Loan of at least

$500,000 or (ii) in all other cases, within 5 Business Days of Borrower's receipt of such written notice from the Senior Lender, in each case, together with a copy of such notice; and

                  (d) prior written notice of any capital or other equity contributions to Borrower.

         6.11 Affiliate Transactions. Borrower shall not enter into any agreement with an Affiliate of Borrower unless such agreement is on market terms and conditions, Borrower shall deliver to Lender a copy of all such agreements. Such agreements shall provide Lender the right to terminate same upon exercise of Lender's (or its designee's) security or rights under any of the Loan Documents.

         6.12 Senior Loan. Borrower shall fully and timely comply with all of the terms and provisions in the Senior Loan Documents.

         6.13 Notices under Senior Loan. Borrower shall promptly, and in no case later than 5 Business Days following receipt thereof, send to Lender copies of all notices and correspondence whatsoever received by Borrower under the Senior Loan Documents.

                                    ARTICLE 7
                               NEGATIVE COVENANTS
                               ------------------

         7.1 Major Decisions. Borrower shall not, without first obtaining Lender's written consent, take any action in furtherance of a Major Decision. As used herein, a "MAJOR DECISION" shall mean any of the following:

                  (a) the voluntary Dissolution and winding up of Borrower;

                  (b) (i) instituting, prosecuting, defending or settling any material (i.e., CDN$50,000 or more) legal, arbitration, or administrative actions or proceedings on behalf of Borrower or (ii) taking any action in order to enforce Borrower remedies as borrower under the Senior Loan (including, without limitation, delivering any material notice to Senior Lender, filing any pleading, motion or brief in defense of any enforcement or foreclosure proceeding brought under the Senior Loan, settling, compromising, reinstating or restructuring the Senior Loan or entering into any binding agreement therefor or exercising any rights or remedies, or amending or otherwise modifying the Senior Loan or any of the Senior Loan Documents);

                  (c) Subject to Section 7.6, replacing, renewing, extending, substituting, adding to, supplementing, amending in any respect, modifying in any respect, increasing, restructuring or refinancing the Senior Loan and all of the terms and conditions thereof, provided that the written consent of the Lender shall not be required if the Lender shall be fully repaid all amounts owing to it under the Loan Documents pursuant to such replacement, renewal, extension, substitution, addition, supplement, amendment, modification, increase, restructuring or refinancing;

                  (d) admitting or permitting or causing Borrower to admit new or substitute shareholders or causing Borrower to redeem or repurchase any shares of its capital stock;

                  (e) causing or consenting to the taking of any Bankruptcy Action in respect of Borrower;

                  (f) taking or permitting or causing Borrower to take any action which would cause Borrower to become an entity other than an unlimited liability company under the laws of the Province of Nova Scotia;

                  (g) taking or permitting or causing Borrower to take any action that would constitute a default under the Senior Loan Documents;

                  (h) modifying or amending any Organizational Agreement;

                  (i) executing any document that permits a confession of judgment against Borrower or granting or permitting a confession of judgment against Borrower in any lawsuit or proceeding or settling any lawsuit or proceeding which settlement requires a payment by Borrower in excess of CDN$50,000 or requires an admission of liability on the part of Borrower.

                  (j) Borrower may request Lender's consent concerning any of the items listed above in this Section 7.1 by written notice to Lender describing in reasonable detail the item concerning which such consent is requested. Lender shall utilize its best efforts to respond to such request within 10 Business Days following the date of its receipt of Borrower's request for such consent.

         7.2 No Transfers. Notwithstanding any provision of this Agreement to the contrary, there shall be no Transfer permitted, without the prior written consent of the Lender, not to be unreasonably withheld. The Lender may, without limitation, withhold its consent if, as a result of such Transfer, (i) the Security provided to the Lender or the perfection or the ranking thereof is affected, (ii) there could be adverse consequence to the Lender as a result of such Transfer, including, without limitation, the imposition of any tax liability upon the Lender, (iii) the Lender shall not have received such legal opinions and such other documents from Borrower's counsel as it reasonably requires in connection with such Transfer including as to the matters set forth in clauses (i) and (ii) of this Section 7.2, or (iv) such Transfer would result in a default under any security agreement and/or pledge agreement constituting a Loan Document or an Event of Default is then continuing thereunder or would be created thereby. In connection with clause (iv) of this Section 7.2 the terms of the security agreement and/or pledge agreement shall govern any inconsistencies with this Loan Agreement.

         7.3 No Additional Liens, Encumbrances or Debt. Borrower and Guarantors covenant not to grant or permit the filing of any lien or encumbrance on any of their assets or properties or the shares of Borrower, other than those created by the Senior Loan Documents and the Loan Documents, and Borrower and Guarantors covenant not to encumber or pledge, and not to grant or permit the making of any Lien or encumbrance on any of their assets or properties or the Collateral; provided, however, that Borrower may, by appropriate proceedings, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest, (b) such contest stays the enforcement of the contested lien, and (c) Borrower has posted security therefor in a manner acceptable to Lender. Borrower and Guarantors will not provide material financial assistance (whether by way of loan, guarantee, contingent obligation or otherwise) to any Person.

         7.4 No Additional Debt. Except as expressly permitted under this Agreement, Borrower shall not, without Lender's prior written consent which may be withheld in its entire and unfettered discretion, incur additional indebtedness at any one time outstanding, except for trade payables incurred in the ordinary course of business that are outstanding for not more than 60 days and except debt which is entirely subordinated to the Loan pursuant to an agreement satisfactory to the Lender, in its sole discretion.

         7.5 Sales of Property. Neither Borrower nor Guarantors shall, without the prior written consent of Lender, sell, assign, transfer, or remove any property owned by Borrower or any Guarantor now or at any time located at or used in connection with the business of Borrower or such Guarantor, except inventory sold in the ordinary course of business; provided, however, that so long as no Event of Default exists, Borrower may sell or otherwise dispose of the certain tangible personal property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the business, but, for personal property valued in excess of $50,000, only upon replacing the same with other property at least equal in value and utility to the disposed property.

         7.6 Refinancing. The Senior Loan shall not be repaid (in whole or in part), refinanced or otherwise satisfied (in whole or in part) by or on behalf of Borrower prior to the Maturity Date without the consent of Lender, which consent shall not be unreasonably withheld (provided that, without limiting the generality of the foregoing, the Lender may reasonably withhold its consent if, in its sole discretion,(a) the refinancing of the Senior Loan would be on terms and conditions which would be disadvantageous to the Lender as compared to the terms and conditions of the Senior Loan, (b) the value of the Security would be adversely affected or (c) a satisfactory intercreditor agreement between the Lender and any new lender is not entered into). Notwithstanding the foregoing, Borrower shall be permitted to repay the Senior Loan in full provided that the Senior Lender grants a full and final discharge of all security against the Collateral.

         7.7 Bonuses. From and after the time of a default or an event of default under any of the Senior Loan Documents or the Loan Documents until the time such default has been cured to the satisfaction of the Lender or waived in writing by the Lender, none of the Borrower Parties shall pay to Alain Leveille and Alain Lachambre any bonus to which they are entitled pursuant to any employment agreement to which either of them is a party with any of the Borrower Parties including, without limitation, the Employment Agreement dated January 2, 2005 by and among the Borrower, Yvon Leveille and Adsero and the Employment Agreement dated January 2, 2005 by and among the Borrower, Alain Lachambre and Adsero, as such agreements may be modified, amended or supplemented from time to time. Such bonus shall accrue until payment in full has occurred.

                                    ARTICLE 8
                     EVENTS OF DEFAULT; ACCELERATION OF DEBT

         8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

                  (a) Failure of Borrower to pay, within 5 Business Days of the due date, any of the Debt, including any payment due under this Agreement or the Loan Documents; or

                  (b) failure of Borrower and Guarantors, as applicable, strictly to comply with Sections 6.4 (insurance), 6.6 (inspection), 7.2 (restrictions on transfers), 7.3 (no additional liens), 7.6 (refinancing) or 7.7 (bonuses) of this Agreement; or

                  (c) (i) breach of any covenant contained in this Agreement other than as set forth in Sections 8.1(a) and (b) above which is not cured within 30 days after notice or (ii) any representation or warranty contained in this Agreement or any other Loan Document by Borrower and Guarantors was false in any material respect as of the date made; provided, however, that if the actions referenced in clauses (i) or (ii) above cannot by its nature be cured within 30 days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within 60 days after the original notice thereof), Borrower shall not be in default hereunder; or

                  (d) any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against Borrower or Guarantors under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the: (a) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations; (b) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations; (c) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for Borrower, or for all or a substantial part of the assets of Borrower or Guarantors; (d) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of such Borrower or Guarantors; and such case or proceeding shall remain undismissed or unstayed for 30 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                  (e) any Borrower or Guarantors (i) commences on a voluntary basis, or fails to contest in a timely and appropriate manner or consents to the institution of any proceeding referred to in Section 8.1(d) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver and manager liquidator, assignee, trustee or sequestrator (or similar official) of such Borrower or Guarantors or of all or any substantial part of such Borrower's or Guarantors' assets, or (ii) take any corporate (or analogous) action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(d), or
(iii) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or is otherwise insolvent; or

                  (f) a final judgment or judgments for the payment of money in excess of CDN$50,000 in the aggregate at any time is entered or rendered against Borrower (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; or

                  (g) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Borrower or Guarantors shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security created under any Loan Document ceases to be a valid and perfected security interest; or (h) any Transfer (except as permitted hereunder and under the other Loan Documents) or Change in Control occurs; or

                  (h) any Transfer (except as permitted hereunder and under the other Loan Documents) or Change in Control occurs; or

                  (i) should any of the transactions described and set forth in the Funding and Pay-Off Agreement not be consummated in the manner contemplated therein; or

                  (j) the occurrence of a default and the expiration of any cure period applicable thereto under any other Loan Document; or

                  (k) if YAC, Callco, TAC or TOLG engages at any time in any commercial enterprise or activity or engages in any transactions other than owning, directly or indirectly the Borrower, or if any of them causes, suffers or permits Liens on any of its assets; or

                  (l) Borrower shall fail to pay any indebtedness (other than the Debt and Senior Loan) within 30 days of the due date of such indebtedness; provided, however, that if any demand for payment or action in respect of the non-payment has been made, Borrower shall be immediately in default hereunder unless the failure to pay is cured to the satisfaction of the relevant creditor; or

                  (m) any statement, report or certificate made or delivered to Lender by Borrower or Guarantors is not materially true and complete as of the date thereof;

                  (n) the occurrence of a default under the Senior Loan Documents; or

                  (o) any prepayment of principal or interest, whether or not optional, as a result of a demand or acceleration, or otherwise, under that certain Convertible Promissory Note dated January 7, 2005, by Adsero in favor of Westminster Capital, Inc. in the principal amount of $1,000,000 (as amended, restated, supplemented or substituted from time to time).

         8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default which is continuing, at the option of Lender, the Debt shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                    ARTICLE 9
                                  MISCELLANEOUS
                                  -------------

         9.1 Borrower and Lien Not Released. Without affecting the liability of Borrower, Guarantors or any other Person liable for the payment of the Debt, and without affecting Lender's rights under this Agreement, Lender may, from time to time: (a) release any person so liable; (b) waive or modify any provision of this Agreement or the other Loan Documents or grant other indulgences; (c) release all or any part of the Collateral; (d) take additional security for any obligation herein mentioned; or (e) subordinate its rights under any of the Loan Documents.

         9.2 Lender's Consultation Rights. Subject to the second paragraph of
Section 6.8.3, Lender shall have the right from time to time (a) to consult with Borrower and/or Adsero regarding its business and operations, and the financial and other condition of Borrower and/or Adsero with the officers, employees, directors and managers of Borrower and/or Adsero, (b) to discuss with Borrower and/or Adsero any significant business issues, and (c) to request from Borrower and/or Adsero such forecasts, projections and other financial and business data as Lender may deem reasonably appropriate.

         9.3 Expenses. Borrower shall pay all reasonable Expenses incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Expenses shall be included as additional Debt bearing interest at the default rate set forth in this Agreement until paid. For the purposes hereof "EXPENSES" means all reasonable costs and expenses which may be paid or incurred by or on behalf of Lender including payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Borrower, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale, the true condition of the title to, or the value of, the Collateral.

         9.4 Disclosure of Information. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning, syndicating or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any sale of the Collateral) any and all information which Lender may have with respect to the Collateral, the Borrower and the Guarantors, whether provided by Borrower or Guarantors or any third party. Borrower and Guarantors agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and Guarantors, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

         9.5 Sale of Loan. Lender, at any time and without the consent of Borrower or Guarantors, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

         9.6 Indemnity. Borrower and Guarantors shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, members, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including attorneys' fees), and claims arising out of or in connection with (a) the Collateral, (b) any act or omission of Borrower, Guarantors, or their respective employees or agents, whether actual or alleged, and (c) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or wilful misconduct. Upon written request by an indemnitee, Borrower and Guarantors will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section; provided, however, that if Borrower and Guarantors fail to undertake such defense, Lender may undertake such defense with counsel of Lender's choosing and at Borrower's sole cost and expense.

         9.7 Document Protocols. This Agreement and all of the other Loan Documents shall be subject to the Document Protocols attached hereto as Schedule I.

         9.8 Language. The parties hereto have expressly required that this Agreement and all documents and notices relating hereto be drafted in English. Les parties aux presentes ont expressement exige que la presente convention et tous les documents et avis qui y sont afferents soient rediges en anglais.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         The parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.


                                        TECKN-O-LASER COMPANY /
                                        COMPAGNIE TECKN-O-LASER


                                        By: /s/ Yvon Leveille
                                            -----------------
                                            Name:  Yvon Leveille
                                            Title: President



                                        GUARANTORS

                                        ADSERO CORP.

                                        By: /s/ William Smith
                                            -----------------
                                            Name:  William Smith
                                            Title: Chief Financial Officer



                                        YAC CORP.

                                        By: /s/ William Smith
                                            -----------------
                                            Name:  William Smith
                                            Title:



                                        3091732 NOVA SCOTIA COMPANY

                                        By: /s/ William Smith
                                            -----------------
                                            Name:  William Smith
                                            Title:



                                        3091503 NOVA SCOTIA COMPANY

                                        By: /s/ William Smith
                                            -----------------
                                            Name:  William Smith
                                            Title:

                                        COMPAGNIE TECKN-O-LASER GLOBAL
                                        / TECKN-O-LASER GLOBAL COMPANY


                                        By: /s/ Yvon Leveille
                                            -----------------
                                            Name:  Yvon Leveille
                                            Title: President


                                        By: /s/ Alain Lachambre
                                            -------------------
                                            Name:  Alain Lachambre
                                            Title: Vice-President and Treasurer



                                        TECKNOLASER USA INC.


                                        By: /s/ Yvon Leveille
                                            -----------------
                                            Name:  Yvon Leveille
                                            Title: President


                                        By: /s/ Alain Lachambre
                                            -------------------
                                            Name:  Alain Lachambre
                                            Title: Vice-President and Treasurer



                                        LENDER

                                        BARRINGTON BANK
                                        INTERNATIONAL LIMITED


                                        By: /s/ Michael Morris
                                            ------------------
                                            Name:  Michael Morris
                                            Title: President

                                   SCHEDULE I

                               DOCUMENT PROTOCOLS

         1. Certain Definitions. For the purposes of this Schedule I and the Document Protocols contained herein, all capitalized terms used but not otherwise defined herein shall have the meanings provided therefor in this Agreement or, if the context requires, in the agreement which incorporates this
Schedule I by reference.

         2. Document Protocols. With respect to any instrument that states in substance that it is governed by the "Document Protocols," the following shall apply:

         (a) General Rules of Usage. These Document Protocols shall apply to such instrument as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in any instrument governed by these Document Protocols: (i) references to a Person are, unless the context otherwise requires, also to its heirs, executors, legal representatives, successors and assigns, as applicable; "hereof," "herein," "hereunder" and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto; references to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural, and vice versa; (ii) "shall" and "will" have equal force and effect;
(iii) references in an instrument to "Article," "Section," "Paragraph" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph or subdivision of or an attachment to such instrument; (iv) all accounting terms not otherwise defined therein have the meanings assigned to them in accordance with Canadian GAAP; and (v) "include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

         (b) Full Recourse. Borrower's and Guarantors' liability under the Loan Documents shall be solidary and unlimited.

         (c) Notices, Etc. All notices, consents, approvals, statements, requests, reports, demands, instruments or other communications to be made, given or furnished pursuant to, under or by virtue of such instrument (each, a "notice") shall be in writing and shall be deemed given or furnished if addressed to the party intended to receive the same at the address of such party as set forth below (i) upon receipt when personally delivered or received by facsimile transmission at such address, or (ii) 1 Business Day after the date of delivery of such notice to a nationwide, reputable overnight commercial courier service:

Lender:           Barrington Bank International Limited
                  Cumberland House
                  P.O. Box N3026
                  2nd Floor
                  Nassau, Bahamas

                  Attention: Mr. Michael Morris
                  Fax: (242) 322-3537 and
                       (416) 352-6015
with a copy by the same means sent simultaneously to:

                  Davies Ward Phillips & Vineberg LLP
                  1501 McGill College Avenue
                  Suite 2600
                  Montreal, Quebec  H3A 3N9

                  Attention:  Philippe Johnson
                  Fax:  514-841-6499

Borrower:         Teckn-O-Laser Company
                  2101-N, Nobel Street
                  Ste-Julie (Quebec)  J3E 1Z8

                  Attention: Yvon Leveille
                  Fax:  450-922-0707

with copy by the same means sent simultaneously to:

                  Belanger Sauve s.e.n.c
                  1, Place Ville-Marie
                  Suite 1700
                  Montreal (Quebec)  H3B 2C1

                  Attention: Claude Picard
                  Fax:  514-878-3053

Guarantors:       Teckn-O-Laser Global Company
                  2101-N, Nobel Street
                  Ste-Julie (Quebec)  J3E 1Z8

                  Attention: Yvon Leveille
                  Fax:  450-922-0707

                  with copy by the same means sent simultaneously to:

                  Belanger Sauve s.e.n.c
                  1, Place Ville-Marie
                  Suite 1700
                  Montreal (Quebec)  H3B 2C1

                  Attention: Claude Picard
                  Fax:  514-878-3053

TOL USA:          Tecknolaser USA Inc.
                  4380 Swinnea Road
                  Building B, Suite 112
                  Memphis, Tennessee
                  38118

                  Attention: Yvon Leveille
                  Fax:  450-922-0707

with copy by the same means sent simultaneously to:

                  Belanger Sauve s.e.n.c
                  1, Place Ville-Marie
                  Suite 1700
                  Montreal (Quebec)  H3B 2C1

                  Attention: Claude Picard
                  Fax:  514-878-3053

Callco:           3091732 Nova Scotia Company
                  11 Tanager Ave.
                  Suite 100
                  Toronto, Ontario
                  M4G 3P9

                  Attention: William Smith
                  Fax:  416-467-7173

TAC:              3091503 Nova Scotia Company
                  11 Tanager Ave.
                  Suite 100
                  Toronto, Ontario
                  M4G 3P9

                  Attention: William Smith
                  Fax:  416-467-7173

Adsero:           Adsero Corp
                  11 Tanager Ave.
                  Suite 100
                  Toronto, Ontario
                  M4G 3P9

                  Attention: William Smith
                  Fax:  416-467-7173

YAC:              YAC Corp.
                  11 Tanager Ave.
                  Suite 100
                  Toronto, Ontario
                  M4G 3P9

                  Attention: William Smith
                  Fax:  416-467-7173

         Any party may change the address to which any notice is to be delivered to any other address within Canada or the United States of America by furnishing written notice of such change at least 15 days prior to the effective date of such change to the other parties in the manner set forth above, but no such notice of change shall be effective unless and until received by such other parties.

         (d) Severability. Whenever possible, each provision of such instrument shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of such instrument shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of such instrument or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to such instrument thereby waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

         (e) Remedies Not Exclusive. No remedy therein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under such instrument, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given thereunder or now or hereafter existing at law, in equity or by statute.

         (f) Liability. If Borrower or Guarantors (each as defined in the Loan Documents) (each, a "BORROWER PARTY") consists of more than one Person, the obligations and liabilities of each such Person under such instrument shall be solidary (joint and several).

         (g) Binding Obligations. The Loan Documents and the Schedules thereto shall be binding upon the applicable Borrower Party and the successors, assigns, heirs and personal representatives of such Borrower Party, and shall inure to the benefit of Lender and all subsequent holders of such agreements and their respective officers, directors, employees, shareholders, agents, successors and assigns. Nothing in the Loan Documents or the Schedules thereto, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns and as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such instrument or any covenants, conditions or provisions contained therein.

         (h) No Oral Modifications. The Loan Documents and the Schedules thereto, and any of the provisions thereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of any party thereto, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought.

         (i) Entire Agreement. The Loan Documents and the Schedules thereto (including this Schedule I), constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

         (j) Waiver of Acceptance. Each Borrower Party hereby waives any acceptance of such instrument by Lender in writing, and such instrument shall immediately be binding upon such Borrower Party.

         (k) JURISDICTION, COURT PROCEEDINGS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF QUEBEC APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, EACH BORROWER PARTY HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF QUEBEC SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. EACH BORROWER PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY OVERNIGHT COURIER (RETURN RECEIPT REQUESTED) ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE I OF THIS AGREEMENT.

         (l) Service of Process. Each party hereto hereby agrees that service of process mailed or delivered to such party in the manner provided in this
Schedule I shall be deemed in every respect effective service of process upon such party.

         (m) WAIVER OF COUNTERCLAIM. EACH BORROWER PARTY HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY OR MANDATORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS.

         (n) WAIVER OF JURY TRIAL. LENDER AND EACH BORROWER PARTY, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND AFTER CONSULTATION WITH COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY OF THEM BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH SUCH INSTRUMENT, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON'S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR SUCH INSTRUMENT, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY EACH SUCH BORROWER PARTY OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

         (o) No Waivers by Lender. No delay or omission of Lender in exercising any right or power accruing upon any default under such instrument shall impair any such right or power or shall be construed to be a waiver of any default under such instrument or any acquiescence therein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under such instrument shall not be deemed to waive or cure such default under such instrument; and every power and remedy given by such instrument to Lender may be exercised from time to time as often as may be deemed expedient by Lender. Each Borrower Party hereby waives any right to require Lender at any time to pursue any remedy in Lender's power whatsoever.

         (p) Waiver of Notice. No Borrower Party shall be entitled to, and Borrower Party hereby waives its right to receive, any notices of any nature whatsoever from Lender except with respect to matters for which such instrument specifically and expressly provides for the giving of notice by Lender to such Borrower Party, and except with respect to matters for which such Borrower Party, is not, pursuant to applicable legal requirements, permitted to waive the giving of notice.

         (q) TIME OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS OF EACH PARTY THEREUNDER.

         (r) GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, EACH INSTRUMENT SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF
QUEBEC.

         (s) Sole Discretion of Lender. Unless Lender's right to approve or disapprove any matter is expressly qualified to require that Lender shall be reasonable (or words to similar effect), the decision of Lender to approve or disapprove such matter shall be in the sole discretion of Lender and shall be final and conclusive.

         (t) Counterparts. Such instrument may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument. All signatures need not be on the same counterpart. The failure of any party thereto to execute such instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         (u) Exhibits Incorporated; Headings. The exhibits annexed to such instrument, if any, shall be deemed to be incorporated therein as a part thereof with the same effect as if set forth in the body thereof. The headings and captions of the various articles, sections and paragraphs of such instrument are for convenience of reference only and shall not be construed as modifying, defining or limiting, in any way, the scope or intent of the provisions thereof.

         (v) No Joint Venture or Partnership. Each Borrower Party and Lender intends that the relationship created under such instrument be solely that of borrower and lender, or indemnitor and lender, as the case may be. Nothing therein is intended to create a joint venture, partnership, agency or joint tenancy relationship between any Borrower Party and Lender other than that of lender; it being the intent of the parties hereto that Lender shall not share in any loss whatsoever generated by the Borrower.

         (w) Remedies of Borrower and Indemnitors. If any Borrower Party shall seek the approval or consent of Lender under such instrument, which instrument expressly provides that Lender's approval shall not be unreasonably withheld, and Lender shall fail or refuse to give such consent or approval, the burden of proof as to whether or not Lender acted unreasonably shall be upon the Borrower Party. In addition thereto, in the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under such instrument it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and a Borrower Party's remedies shall be limited to injunctive relief or declaratory judgment.

                                   SCHEDULE II

                              CERTAIN DEFINED TERMS

         "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

         "Bankruptcy Action" means, with respect to any Person, (a) the commencement of any case, action or proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors, (b) the institution of any proceedings by such Person to have Borrower or Guarantors adjudicated as bankrupt or insolvent, (c) the consent by such Person to the institution of bankruptcy or insolvency proceedings against such Person, (d) the filing by such Person of a petition, or consent by such Person to a petition, seeking reorganization, arrangement, adjustment, winding up, dissolution, composition, liquidation or other relief or other action by or on behalf of such Person under Insolvency Laws or any other existing or future law of any jurisdiction on behalf of such Person under Insolvency Laws or any other federal or state law relating to bankruptcy, (e) the seeking or consenting by such Person to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Person or for all or substantially all of such Person's assets, (f) the making by such Person of an assignment for the benefit of the creditors of such Person or (g) the taking by such Person of any action by such Person in furtherance of any of the foregoing.

         "Borrower Party" shall mean each of Borrower and Guarantors.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of Nassau, Bahamas, or the City of Montreal, Quebec.

         "CDN$" or "CAD" shall mean the lawful currency of Canada.

         "Change in Control" shall mean any Transfer that has the effect of reducing either (a) the direct or indirect legal or beneficial ownership interests in Borrower of Adsero Corp. below that reflected on the structure chart attached as Exhibit B (which structure chart reflects the consummation of the transactions described in the Funding and Pay-Off Agreement), or (b) the current ability of Adsero to Control Borrower.

         "Charges" means all Taxes assessed, levied or imposed against Borrower or upon or relating to (a) the Collateral, (b) the employees, payroll, income or gross receipts or capital of a Borrower, (c) any Borrower's ownership or use of any properties or other assets, or (d) any other aspect of Borrower's business.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or trust interests, by contract or otherwise); without limiting the generality of the foregoing (i) a Person is deemed to Control a corporation if such Person (or such Person and its Affiliates) holds outstanding shares of the corporation carrying votes in sufficient number to elect a majority of the board of directors of the corporation, (ii) a Person is deemed to Control a partnership if such Person (or such Person and its Affiliates) holds more than 50% in value of the equity of the partnership, (iii) a Person is deemed to Control a trust if such Person (or such Person and its Affiliates) holds more than 50% in value of the beneficial interests in the trust, and (iv) a Person that controls another Person is deemed to Control any Person controlled by that other Person; and the terms "Controlling" and "Controlled" have the meanings correlative to the foregoing.

         "Environmental Laws" shall mean all laws, rules and regulations, and any orders or legally binding policies, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes;

         "Funding and Pay-Off Agreement" means that certain Funding and Pay-Off Agreement entered into by Borrower, TOLG, TOL, Yvon Leveille, Alain Lachambre, Celine Plourde, Adsero, YAC, Callco, TAC, Lender and CDP on the date hereof, a copy of which is attached hereto as Exhibit A.

         "Governmental Authority" means the government of Canada, the United States of America, any other nation or any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Insolvency Laws" shall mean any of the U.S. Bankruptcy Code of 1978, as amended, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

         "Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement entered into between Senior Lender and Lender on the date hereof.

         "Lien" means any hypothec, security interest, mortgage, lien, right of preference, priority, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement relating to such property or assets;

         "Major Contract" means any contract obligating Borrower to pay more than CDN$50,000 per annum.

         "Major Decision" has the meaning ascribed in Section 7.1 of this Loan Agreement.

         "Material Adverse Change" shall mean shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of enforcement of remedies with respect to this Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of Borrower or the Guarantors, or
(c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or the Guarantors to duly and punctually pay or perform its obligations under the Loan Documents.

         "Permitted Liens" means:

         (i) Liens for taxes, assessments or government charges, including charges for workers compensation and employment insurance, which are not due or delinquent, or the validity of which is being contested in good faith, provided the outcome of such contest would not reasonably be expected to result in a Material Adverse Change;

         (ii) undetermined or inchoate Liens arising in the ordinary course of and incidental current operations which have not been filed pursuant to law and in respect of which no steps or proceedings to enforce such Lien have been initiated and which relate to obligations which are not due or delinquent or which, although filed, relate to obligations not overdue or to obligations being contested in good faith with a reasonable likelihood of success;

         (iii) Liens with respect to judgments rendered or claims filed which are being contested in good faith by proper legal proceedings, provided such proceedings effectively postpone enforcement of any such Lien;

         (iv) Liens granted to secure the Senior Loan Documents, subject to Sections 7.1(c) and 7.6; and

         (v) Liens granted to the Lender pursuant to the Security.

         "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, limited liability company, unincorporated association, any federal, provincial, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Security" means the mortgage and security interest, guarantees, undertakings and acknowledgments provided to or for the benefit of the Lender as security for the Borrower's obligations to the Lender under the Loan Agreement;

         "Security Documents" means any document or agreement evidencing or relating to the Security including, without limitation, the Borrower's Hypothec;

         "Senior Lender" shall mean Banque Nationale du Canada, and its successors and assigns under the Senior Loan Documents.

         "Senior Loan" shall mean the credit facilities entered into between the Borrower and the Senior Lender in the aggregate amount of CDN$4,467,666 as evidenced by and set forth in the Senior Loan Documents.

         "Senior Loan Documents" shall mean (i) the letter of offer from the Senior Lender to the Borrower dated December 23, 2004, and (ii) all other documents and instruments referred to therein or executed and delivered in connection therewith, in each case as modified, supplemented, amended, restated, extended, renewed or refinanced from time to time.

         "Tax" and "Taxes" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

         "Transfer" shall mean the conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in Borrower or the Collateral. The term "Transfer" shall include, without limitation, the following: an instalment sales agreement wherein Borrower or person holding an interest in Borrower agrees to sell all or any part of the Collateral or interest in Borrower, respectively, for a price to be paid in instalments; the dissolution or termination of Borrower; the issuance of new stock in any corporation which is a Borrower or any Guarantor; the merger or consolidation with any other Person of Borrower or any Guarantor.

                                    EXHIBIT A

                          FUNDING AND PAY-OFF AGREEMENT
                          -----------------------------


                                 [see attached]

                                    EXHIBIT B

                                 STRUCTURE CHART
                                 ---------------


The following are all the shareholders of Borrower and each of the Guarantors (other than Adsero Corporation), holding the number and type of shares set opposite their names:


                                 [see attached]

                                    EXHIBIT C

                                      TAXES
                                      -----

BORROWER
(SECTION 5.5)


i)       Years not yet assessed: 2004;


ii)      None;


iii)     None;


iv)      Audit related to the Ontario Sales Taxes in 2004;

                                    EXHIBIT D

                                   LITIGATION
                                   ----------

None

                                    EXHIBIT E

                                    EMPLOYEES
                                    ---------


Further to a judgment granting a petition for certification, a collective bargaining agreement will be negotiated within the next year. The Borrower is bound by a profit sharing plan with its employees a copy of which is attached herewith. No such other plan, agreement or arrangement exists within the Borrower;

                                    EXHIBIT F

                               PROPERTY AND ASSETS
                               -------------------

Real Estate
(Section 5.13)

      1. Property owned: Teckn-O-Laser Global Company: 2101-E, Nobel Street,
                                                       Ste-Julie,
                                                       Quebec, J3E 1Z8;

      2. Property leased: Borrower:     1900, place Cote, suite 116,
                                        Quebec, Quebec, G1N 3Y5;

                                        401, Magnetic Drive, #41-42,
                                        Downsview, Ontario, M3J 3H9

                                        2101-E, Nobel Street, Ste-Julie,
                                        Quebec, J3E 1Z8;

      Property Leased:                  Tecknolaser USA, Inc. 4380,
                                        Swinnea Road, Building B, Suite 112,
                                        Memphis, Tennessee, 38118.

Liens

TECKN-O-LASER GLOBAL COMPANY

      1. An Immovable hypothec dated September 30, 2003, in favour of the Business Development Bank of Canada to guarantee a three million dollars (3 000 000 $) loan to Teckn-O-Laser Global Inc. Such hypothec was granted on two buildings as described hereunder.

         IMMEUBLE 1

                  Un immeuble connu et designe comme etant compose comme suit :

                  a) le lot numero VINGT-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-22) du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;


                  b) le lot numero SEPT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-SEIZE (296-7), dudit cadastre.

                  Avec toutes les batisses y erigees, notamment celle portant le numero 2101, BOULEVARD NOBEL, SAINTE-JULIE, PROVINCE DE QUEBEC, J3E 1Z8.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912.

         IMMEUBLE II

                  Un immeuble VACANT connu et designe comme etant compose comme suit :

                  a) le lot numero CENT QUATRE-VINGT-HUIT de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-188), du cadastre de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES;

                  b) le lot numero DEUX CENT SOIXANTE-DEUX de la subdivision du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-262), dudit cadastre.

                  Tel que le tout se trouve presentement avec toutes les servitudes actives et passives, apparentes ou occultes attachees a l'immeuble, sans exception ni reserve et notamment sujet au reglement de zonage aerien publie sous le numero 135912 et a la servitude de non construction creee aux termes de l'acte publie sous le numero 327599.

                  Le Debiteur hypotheque egalement les biens suivants, pour les fins et pour la somme (avec les interets) indiquees precedemment au present article :

      1. tous les loyers et revenus produits par l'immeuble, presents et a venir;

      2. tous les biens meubles qui sont presentement ou seront dans l'avenir materiellement attaches ou reunis a l'immeuble; et

      3. les indemnites payables en vertu de tout contrat d'assurance couvrant l'immeuble et les biens mentionnes aux paragraphes 1 et 2 qui precedent.

Servitude

      1. An aerial zoning servitude is granted in favour of the St-Hubert
         Airport.

      2. Teckn-O-Laser Global inc. encumbered in favour of the dominant lands (described hereunder), the land located at 2101, boulevard Nobel, Sainte-Julie, province de Quebec, J3E 1Z8 of a servitude of non-construction prohibiting any construction or plantation with the exception of what could be required by municipal by-laws.

         DESIGNATION OF THE DOMINANT LANDS

         PARCELLE 1

         Le lot numero DEUX CENT de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-200), au cadastre officiel de la Paroisse de Sainte-Julie, circonscription fonciere de VERCHERES.

         PARCELLE 2

         Le lot numero DEUX CENT UN de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-201), audit cadastre.

         PARCELLE 3

         Le lot numero DEUX CENT CINQUANTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-253), audit cadastre;

         PARCELLE 4

         Le lot numero DEUX CENT CINQUANTE-QUATRE de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-254), audit cadastre;

         PARCELLE 5

         De forme triangulaire, une PARTIE du lot QUATRE de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUATORZE (294-4
         PTIE), audit cadastre, bornee vers le Nord-Est par une partie du lot 294-253, sur une distance de 38,530 metres, vers le Sud-Est par une partie du lot 294-254, sur une distance de 10,600 metres, vers le Sud-Ouest par une partie du lot 295-1, sur une distance de 37,300 metres, ayant une superficie totale de 197,7 metres carre.

         PARCELLE 6

         De forme irreguliere, une PARTIE du lot QUATRE de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUATORZE (294-4
         PTIE), audit cadastre, bornee vers le Nord-Est par une partie du lot 294 (boulevard Nobel), ayant une courbe de 20,950 metres et un rayon de 159,620 sur une distance de 2,500 metres, vers le Sud-Est par le lot 294-253, sur une distance de 24,974 metres, vers le Sud-Ouest par une partie du lot 295, sur une distance de 23,114 metres, et vers le Nord-Ouest par le lot 294-262, sur une distance de 17,520 metres, ayant une superficie totale de 480,7 metres carres.

         PARCELLE 7

         Le lot numero TRENTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-33), audit cadastre;

         PARCELLE 8

         De forme irreguliere, une PARTIE du lot originaire DEUX CENT QUATRE-VINGT-QUINZE (295 PTIE), audit cadastre, bornee vers le Sud-Ouest par une partie du lot 295-22 sur une distance de 33,100 metres, vers le Nord-Ouest par le lot 295-188, sur une distance de 43,780 metres, vers le Nord-Est par une partie du lot 294-4, sur une distance de 23,114 metres, vers le Sud-Est par le lot 295-33, sur une distance de 7,462 metres, vers le Nord-Est par le lot 295-33, sur une distance de 26,092 metres et vers le Sud-Est par une partie du lot 295-1, sur une distance de 40,570 metres, ayant une superficie totale de 1 576,6 metres carres.

         PARCELLE 9

         De forme irreguliere, une PARTIE du lot UN de la subdivision officielle du lot originaire DEUX CENT QUATRE-VINGT-QUINZE (295-1 PTIE), audit cadastre, bornee vers le

         Sud-Ouest par une partie du lot 295-17 (rue Leonard de Vinci), par une partie du lot 295 et une partie du lot 295-22, sur une distance de 38,200 metres, vers le Nord-Ouest par une partie du lot 295, sur une distance de 40,570 metres, vers le Nord-Est par une partie du lot 294-4, sur une distance de 37,300 metres et vers le Sud-Est par le lot 295-34, sur une distance de 40,584 metres, ayant une superficie totale de 1 531,8 metres carres.

         PARCELLE 10

         Le lot numero TRENTE-QUATRE de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-34), audit cadastre;

         PARCELLE 11

         Le lot numero TRENTE-DEUX de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUINZE (295-32), audit cadastre;

         PARCELLE 12

         Le lot numero DEUX CENT SOIXANTE-TROIS de la subdivision officielle du lot originaire numero DEUX CENT QUATRE-VINGT-QUATORZE (294-263), audit cadastre;

         Tous montres sur le plan de compilation de Francois LAROUCHE, arpenteur-geometre, du douze octobre deux mille un (2001).

Guarantee

A guarantee granted by Teckn-O-Laser Global Inc. in favour of GE VFS Canada Limited Partnership to secure the leasing of computer technology by Teckn-O-Laser Inc.

A guarantee granted by Teckn-O-Laser Global Inc. in favour of National Bank of Canada to secure the loan of five million dollars (5 000 000 $) by Teckn-O-Laser Inc.

Borrower

Movable Hypothecs


      A. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a five million dollars (5 000 000 $) loan including an additional hypothec in the amount of one million dollars (1 000 000 $) which hypothec was executed on December 10, 2003 and published on December 12, 2003 at the Register of Personal and Movable Real Rights under number 03-0664613-0002. Such hypothec was granted on the items described hereunder.

         Tous les stocks du client, present et futures, ou qu'ils se trouvent et toutes les creances du client, presentes et futures, quel que soit le lieu ou se trouvent les debiteurs de ces creances.

         Le produit de toute vente, location ou autre disposition de ces biens, toute creance resultant d'une vente, location ou autre disposition de ces biens, ainsi que tout bien acquis en remplacement de ceux-ci.

      B. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a five million two hundred eighty thousand dollars (5 280 000 $) loan including an additional hypothec in the amount of eight hundred eighty thousand dollars ( 880 000 $) which hypothec was executed on July 3, 2003 and published on July 4, 2003 at the Register of Personal and Movable Real Rights under number 03-0341143-0001. Such hypothec was granted on the items described hereunder.

         TOUS LES STOCKS DU CLIENT, PRESENT ET FUTURES, OU QU'ILS SE TROUVENT ET TOUTES LES CREANCES DU CLIENT, PRESENTES ET FUTURES, QUEL QUE SOIT LE LIEU OU SE TROUVENT LES DEBITEURS DE CES CREANCES.

         LE PRODUIT DE TOUTE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, TOUTE CREANCE RESULTANT D'UNE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, AINSI QUE TOUT BIEN ACQUIS EN REMPLACEMENT DE CEUX-CI.

      C. A movable hypothec granted by Teckn-O-Laser inc. in favour of the National Bank of Canada to guarantee a one million two hundred thousand dollars (1 200 000 $) loan including an additional hypothec in the amount of two hundred thousand dollars ( 200 000 $) which hypothec was executed on July 30, 2002 and published on August 1, 2003 at the Register of Personal and Movable Real Rights under number 02-0336784-0003. Such hypothec was granted on the items described hereunder.

         TOUT L'EQUIPEMENT, L'OUTILLAGE ET LE MOBILIER DE BUREAU DU CLIENT, PRESENT ET FUTURS.

         LE PRODUIT DE TOUTE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, TOUTE CREANCE RESULTANT D'UNE VENTE, LOCATION OU AUTRE DISPOSITION DE CES BIENS, AINSI QUE TOUT BIEN ACQUIS EN REMPLACEMENT DE CEUX-CI.

Lease

The lease of a Bulldog Battery Model 12-125B-13 and of a Raymond Truck Model EASI-R30TT between Teckn-O-Laser inc. and Equipements G.N. Johnston Ltee executed on June 20, 2003 and published on September 29, 2003 at the Register of Personal and Movable Real Rights under number 03-0515587-0001.

Bank Act Security - section 427

A security was granted by the Borrower in favour of the National Bank of Canada under section 427 of the Bank Act executed on January 23, 2003 and expiring on December 31, 2008 registered under the number 01128908 of the Canadian Securities Registration Systems.